Exhibit 99.1

Corporate Office Properties Trust	Contact:
8815 Centre Park Drive, Suite 400	Mary Ellen Fowler
Columbia, Maryland 21045	Vice President
Telephone 410-730-9092	Finance and Investor Relations
Facsimile 410-740-1174	410-992-7324
Website www.copt.com	maryellen.fowler@copt.com

NEWS RELEASE	For Immediate Release

CORPORATE OFFICE PROPERTIES TRUST REPORTS

THIRD QUARTER 2004 RESULTS

COLUMBIA, MD October 27, 2004 - Corporate Office Properties Trust (NYSE: OFC) announced today financial and operating results for the quarter ended September 30, 2004.

Highlights

•                  Earnings per Share (“EPS”) diluted of $.12 for the third quarter of 2004 as compared to $.18 per diluted share for the third quarter of 2003.  Net Income Available to Common Shareholders diluted of $4,153,000 for third quarter 2004 decreased from $5,425,000 for the comparable 2003 period. Included in the third quarter 2004 net income available to common shareholders was recognition of an accounting charge of $1,813,000 reflecting the issuance costs of the Series B preferred shares redeemed July 15, 2004. Without this accounting charge, net income available to common shareholders – diluted, as adjusted, would have been $.17 per share.

•                  Funds from Operations (“FFO”) per diluted share of $.39 for the third quarter 2004 down from $.41 per diluted share for third quarter 2003. Included in the third quarter 2004 FFO was the accounting charge of $1,813,000 for the Series B preferred share redemption. Without this accounting charge, FFO per diluted share, as adjusted, would have been $.43 per share representing an increase of 4.9%.

•                  93.0% occupied and 94.9% leased as of September 30, 2004, up from 91.2% and 92.8% at December 31, 2003.

•                  $134.2 million in acquisitions for three office buildings totaling 554,228 square feet.

•                  696,464 square feet under construction, 51% leased at September 30, 2004.

•                  8.5% increase in quarterly common dividend from $.235 to $.255 per share.

•                  Same property NOI, representing 79% of the portfolio, decreased by 1% on a cash basis and increased 2.3% on a GAAP basis, compared to the same quarter 2003.

•                  $57.3 million of common equity raised.

•                  77.3% of expiring leases renewed, for a total of 198,318 square feet.

“Since the beginning of 2004, we have made great strides. We have increased our occupancy by 180 basis points, acquired additional properties that increased our portfolio size by 13%, and started construction of new buildings which will increase our portfolio by an additional 6% when complete. We are focused on a number of strategic investments that will position the Company for long term growth,” stated Clay W. Hamlin, III, Chief Executive Officer.

Financial Results

EPS for the quarter ended September 30, 2004 totaled $.12 per diluted share, or $4,153,000 of Net Income Available to Common Shareholders, as compared to $.18 per diluted share, or $5,425,000 for the quarter ended September 30, 2003. Revenues from real estate operations for the quarter ended September 30, 2004 were $53,097,000, as compared to $45,448,000 for the quarter ended September 30, 2003.

EPS for the nine months ended September 30, 2004, totaled $.39 per diluted share and net income available to common shareholders totaled $13,098,000 as compared to $.12 per diluted share, and $3,359,000 net income available to common shareholders for the nine months ended September 30, 2003.  The nine month 2003 earnings per share was impacted by an accounting charge of $11,224,000 recognized in connection with the repurchase of the Series C preferred units during June of that year.

Diluted FFO for the quarter ended September 30, 2004 totaled $17,368,000, or $.39 per diluted share, as compared to $16,725,000, or $.41 per diluted share, for the quarter ended September 30, 2003. The Company recorded $224,000 and $347,000 of SFAS 141 revenues for the quarters ended September 30, 2004 and September 30, 2003, respectively. FFO Payout ratio was 65.9% for third quarter 2004 compared to 53.9% for the comparable 2003 period.

Diluted FFO for the nine months ending September 30, 2004, totaled $55,085,000, or $1.29 per diluted share, as compared to $45,082,000, or $1.16 per diluted share, for the nine months ended September 30, 2003, representing an 11.2% increase on a per share basis.  The Company recorded $806,000 and $1,465,000 of SFAS 141 revenues for the nine months ending September 30, 2004, and September 30, 2003, respectively.  Excluding the effects of SFAS 141 revenues, diluted FFO per share would have been $1.27 per share for the nine months ending September 30, 2004, as compared to $1.12 per share for the comparable 2003 period, representing an increase of 13.4% per share.  Diluted FFO payout ratio was 56% for the nine months ending September 30, 2004 versus 57% for the comparable 2003 period.

Adjusted Funds From Operations (“AFFO”) diluted decreased to $11,759,000 for third quarter 2004 as compared to $11,963,000 for third quarter 2003. The Company’s AFFO payout ratio was 97.3% for third quarter 2004 compared to 75.4% for third quarter 2003.

Diluted AFFO for the nine months ending September 30, 2004, totaled $37,924,000 as compared to $32,096,000 for the comparable 2003 period, representing an increase of 18.2%.  Diluted

AFFO payout ratio was 81% for the nine months ending September 30, 2004, compared to 80% for the comparable 2003 period.

As of September 30, 2004, the Company had a total market capitalization of $2.3 billion, with $947.3 million in debt outstanding, equating to a 41.5% debt-to-total market capitalization ratio. The Company’s total quarterly weighted average interest rate was 5.63%, and 82% of total debt was subject to fixed interest rates. For the third quarter 2004, EBITDA interest coverage ratio was 3.2x and EBITDA fixed charge coverage was 2.4x.

“We have maintained our focus on Northern Virginia, entering our third targeted submarket – Tysons Corner, and we diversified our tenant base with Wachovia Bank being added as our tenth largest tenant.  We believe the Tysons Corner market is improving faster than we anticipated in our underwriting which will accelerate our value creation opportunities,” stated Randall M. Griffin, President and Chief Operating Officer.

Operating Results

At September 30, 2004, the Company’s portfolio of 136 office properties totaling 11.6 million square feet, including two joint venture properties, was 93.0% occupied and 94.9% leased, up from 91.2% and 92.8% at year end 2003, respectively.

During the quarter, 198,318 square feet was renewed, equating to a 77.3% renewal rate, at an average capital cost of $2.52 per square foot. The Company achieved a 9.5% increase in base rent and a 6.4% increase in total rent on a straight line basis for 403,810 square feet of renewed and retenanted space. The average capital cost for renewed and retenanted space was $10.15 per square foot. Base rent increased 3% and total rent increased 1% on a cash basis for the quarter on renewed and retenanted space.

Same property NOI decreased 1% on a cash basis and increased 2.3% on a GAAP basis for the quarter, compared to the quarter ended September 30, 2003. The same property portfolio consists of 111 properties representing 79% of the total square footage as of September 30, 2004.

Significant leases signed during the quarter include 103,683 square feet with Northrop Grumman for all of 2691 Technology Drive (191 NBP) and 162,498 square feet with Booz Allen Hamilton Inc. for all of 304 Carina Drive (304 NBP).

Development Activity

At quarter end, the Company had five buildings under construction totaling 696,464 square feet that are 51% leased. One of these buildings, representing 88,094 square feet, will be operational this fall and we expect the balance will become operational during 2005 or early 2006. At quarter end, the Company had under development two buildings – 306 NBP and 322 NBP for a total of 285,651 square feet. Including all buildings mentioned above, by year end the Company will have a total of 894,021 square feet under construction or development. 220 NBP, a 156,730 square foot building fully leased to The Titan Corporation, was placed into service during the quarter.

The Company controls 265 acres of land that can support 3.8 million square feet of office space. A majority of the land is located in Northern Virginia and the Baltimore Washington Corridor.

Acquisition Activity

During the quarter ending September 30, 2004, the Company acquired three office buildings comprising 554,228 square feet for a total cost of $134.2 million that were 91% leased at closing.  Two buildings totaling 440,102 square feet are known as Pinnacle Towers and are located in the Tysons Corner submarket in McLean, Virginia. The third building, Corporate Pointe III, is 114,126 square feet and is located in Westfields Corporate Center in Chantilly, Virginia.

The Company also acquired 14 acres of land located in Columbia Gateway Business Park for $6.3 million.

The Company acquired the interest of its joint venture partner in the property located at 2720 Technology Drive (220 NBP) for $4.9 million.

Financing and Capital Transactions

The Company executed the following transactions during the quarter:

•                  10% Series B Cumulative Redeemable Preferred Shares redeemed at $25.00 per share. The Company recorded a $1.8 million charge in the quarter for the write-off of initial offering costs associated with the issuance of the Series B shares.

•                  352,000 Series I convertible preferred units issued at $25.00 par for a total of $8.8 million in connection with the purchase of Pinnacle Towers.

•                  $57.3 million in equity raised through a 2.3 million common share offering in September. Proceeds from the offering were utilized to pay down the Company’s unsecured revolving credit facility.

•                  $115 million seven year mortgage loan with a fixed rate of 5.47% closed during the quarter.

•                  $63 million secured loan to finance construction of 191 NBP, 304 NBP, and 318 NBP closed during the quarter.

•                  8.5% increase in quarterly common dividend from $.235 to $.255 per share.

Earnings Guidance

The Company has revised the EPS guidance from $.50 – $.54 to $.53 – $.54 per diluted share for 2004.  The previous 2004 FFO guidance of $1.70 – $1.74 has been revised to $1.72 – $1.74 per diluted share.  The Company’s 2005 EPS guidance is $.38 – $.45 per diluted share.  The 2005

FFO guidance is $1.78 – $1.85 per diluted share.   The Company will discuss the assumptions for the 2005 guidance during the Earnings Call.

Conference Call

The Company will hold an investor/analyst conference call:

Conference Call and Webcast Date:  October 28, 2004

Time:  4:00 p.m. ET

Dial In Number: (800) 210-9006

Confirmation Code for the call:  854607

A replay of the conference call will begin on Thursday, October 28, 2004 at 7:00 p.m. ET and will be available through Thursday, November 11, 2004, midnight ET.  The telephone number for the replay is (888) 203-1112. When prompted, enter the confirmation code shown above.  The live webcast may be accessed under the Investor Relations section of the Company’s website at www.copt.com through February 10, 2005.

Definitions

Please refer to our Form 8K or our website (www.copt.com) for definitions of certain terms used in this press release.  Reconciliations of GAAP and non-GAAP measurements are included in the attached tables.

Company Information

Corporate Office Properties Trust is a fully integrated, self-managed, real estate investment trust which focuses on the ownership, management, leasing, acquisition and development of suburban office properties located in select Mid-Atlantic submarkets.  The Company currently owns 136 office properties totaling 11.6 million rentable square feet, including two properties held through joint ventures. Corporate Development Services provides a wide range of development and construction management services.  In addition, Corporate Office Services provides land planning, design/build services, consulting and merchant development to third party entities.  The Company’s shares are traded on the New York Stock Exchange under the symbol OFC.  More information on Corporate Office Properties Trust can be found on the Internet at www.copt.com.

Forward-Looking Information

This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company.  Forward-looking statements can be identified by the use of words such as “may”, “will”, “should”, “expect”, “estimate” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate.  Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

•                  the Company’s ability to borrow on  favorable terms;

•                  general economic and business conditions, which will, among other things, affect office property demand and rents, tenant creditworthiness, interest rates and financing availability;

•                  adverse changes in the real estate markets including, among other things, increased competition with other companies;

•                  risk of real estate acquisition and development, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

•                  risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

•                  governmental actions and initiatives; and

•                  environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements.  For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

Financial Tables Attached

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data)

	Three Months Ended September 30,
	2004	2003
Revenues
Real estate revenues	$53,097	$45,448
Service operations revenues	7,725	19,803
Total revenues	60,822	65,251
Expenses
Property operating	16,197	13,075
Depreciation and other amortization associated with real estate operations	11,802	9,462
Service operations expenses	7,237	19,061
General and administrative expenses	2,698	1,937
Total operating expenses	37,934	43,535
Operating income	22,888	21,716
Interest expense	(10,839)	(10,436)
Amortization of deferred financing costs	(577)	(773)
Income from continuing operations before gain on sales of real estate, equity in income of unconsolidated real estate joint ventures, income taxes and minority interests	11,472	10,507
Gain on sales of real estate, excluding discontinued operations	24	23
Equity in income of unconsolidated real estate joint ventures	—	95
Income tax expense	(145)	(297)
Income from continuing operations before minority interests	11,351	10,328
Minority interests in income from continuing operations of consolidated subsidiaries	(1,601)	(1,757)
Income from continuing operations	9,750	8,571
Income from discontinued operations, net of minority interests	—	11
Net income	9,750	8,582
Preferred share dividends	(3,784)	(3,157)
Issuance costs associated with redeemed preferred shares	(1,813)	—
Net income available to common shareholders	$4,153	$5,425

Earnings per share “EPS” computation
Numerator:
Net income available to common shareholders	$4,153	$5,425
Dividends on convertible preferred shares	—	136
Numerator for dilutive EPS	$4,153	$5,561

Denominator:
Weighted average common shares-basic	33,797	28,832
Assumed conversion of dilutive options	1,655	1,480
Assumed conversion of preferred shares	—	1,197
Weighted average common shares-diluted	35,452	31,509
EPS
Basic	$0.12	$0.19
Diluted	$0.12	$0.18

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data and ratios)

	Three Months Ended September 30,
	2004	2003

Net income	$9,750	$8,582
Add: Real estate-related depreciation and amortization	11,700	9,337
Add: Depreciation and amortization on unconsolidated real estate entities	—	86
Less: Depreciation and amortization allocable to minority interests in other consolidated entities	(56)	—
Less: Gain on sales of real estate, excluding development portion	(24)	(23)
Less: Issuance costs associated with redeemed preferred shares	(1,813)	—
Funds from operations (“FFO”)	19,557	17,982
Add: Minority interests-common units in the Operating Partnership	1,595	1,763
Less: Preferred share dividends	(3,784)	(3,157)
Funds from operations - basic (“Basic FFO”)	17,368	16,588
Add: Convertible preferred share dividends	—	136
Expense associated with dilutive options	—	1
Funds from operations - diluted (“Diluted FFO”)	17,368	16,725
Less: Straight-line rent adjustments	(2,519)	(1,293)
Less: Recurring capital improvements	(4,679)	(3,122)
Less: Amortization of origination value of leases on acquired properties into rental revenue	(224)	(347)
Add: Issuance costs associated with redeemed preferred shares	1,813	—
Adjusted funds from operations - diluted (“Diluted AFFO”)	$11,759	$11,963

Basic weighted average shares
Weighted average common shares	33,797	28,832
Conversion of weighted average common units	8,690	8,909
Basic weighted average common shares/units	42,487	37,741
Conversion of share options	1,655	1,480
Conversion of weighted average convertible preferred shares	—	1,197
Diluted weighted average common shares/units	44,142	40,418
Diluted FFO per common share	$0.39	$0.41
Dividends/distributions per common share/unit	$0.255	$0.235
Earnings payout ratio	222%	125%
Diluted FFO payout ratio	66%	54%
Diluted AFFO payout ratio	97%	75%
Interest coverage for the quarter ended (on EBITDA)	3.20	3.00

Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	35,452	31,509
Weighted average common units	8,690	8,909
Denominator for diluted FFO per share	44,142	40,418

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data)

	Nine Months Ended September 30,
	2004	2003
Revenues
Real estate revenues	$155,960	$127,844
Service operations revenues	21,942	26,463
Total revenues	177,902	154,307
Expenses
Property operating	45,883	37,830
Depreciation and other amortization associated with real estate operations	38,045	26,735
Service operations expenses	20,474	25,883
General and administrative expenses	7,471	5,651
Total operating expenses	111,873	96,099
Operating income	66,029	58,208
Interest expense	(31,615)	(30,608)
Amortization of deferred financing costs	(1,936)	(1,957)
Income from continuing operations before (loss) gain on sales of real estate, equity in loss of unconsolidated real estate joint ventures, income taxes and minority interests	32,478	25,643
(Loss) gain on sales of real estate, excluding discontinued operations	(174)	448
Equity in loss of unconsolidated real estate joint ventures	(88)	(91)
Income tax expense	(375)	(238)
Income from continuing operations before minority interests	31,841	25,762
Minority interests in income from continuing operations of consolidated subsidiaries	(4,255)	(5,378)
Income from continuing operations	27,586	20,384
Income from discontinued operations, net of minority interests	—	2,423
Net income	27,586	22,807
Preferred share dividends	(12,675)	(8,224)
Repurchase of preferred units in excess of recorded book value	—	(11,224)
Issuance costs associated with redeemed preferred shares	(1,813)	—
Net income available to common shareholders	$13,098	$3,359

EPS Computation
Numerator:
Net income available to common shareholders	$13,098	$3,359
Dividends on convertible preferred shares	21	—
Numerator for diluted EPS	$13,119	$3,359
Denominator:
Weighted average common shares-basic	32,124	25,886
Assumed conversion of dilutive options	1,680	1,257
Assumed conversion of preferred shares	179	—
Weighted average common shares-diluted	33,983	27,143
EPS
Basic	$0.41	$0.13
Diluted	$0.39	$0.12

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data and ratios)

	Nine Months Ended September 30,
	2004	2003

Net income	$27,586	$22,807
Add: Real estate-related depreciation and amortization	37,746	26,389
Add: Depreciation and amortization on unconsolidated real estate entities	106	183
Less: Depreciation and amortization allocable to minority interests in other consolidated entities	(56)	—
Less: Gain on sales of real estate, excluding development portion	(71)	(2,874)
Less: Issuance costs associated with redeemed preferred shares	(1,813)	—
Funds from operations (“FFO”)	63,498	46,505
Add: Minority interests-common units in the Operating Partnership	4,241	5,334
Less: Preferred share dividends	(12,675)	(8,224)
Funds from operations - basic (“Basic FFO”)	55,064	43,615
Add: Preferred unit distributions	—	1,049
Add: Convertible preferred share dividends	21	408
Expense associated with dilutive options	—	10
Funds from operations - diluted (“Diluted FFO”)	55,085	45,082
Less: Straight-line rent adjustments	(5,469)	(3,779)
Less: Recurring capital improvements	(12,699)	(7,742)
Less: Amortization of origination value of leases on acquired properties into rental revenue	(806)	(1,465)
Add: Issuance costs associated with redeemed preferred shares	1,813	—
Adjusted funds from operations - diluted (“Diluted AFFO”)	$37,924	$32,096

Basic weighted average shares
Weighted average common shares	32,124	25,886
Conversion of weighted average common units	8,773	8,954
Basic weighted average common shares/units	40,897	34,840
Conversion of weighted average convertible preferred units	—	1,472
Conversion of share options	1,680	1,302
Conversion of weighted average convertible preferred shares	179	1,197
Diluted weighted average common shares/units	42,756	38,811
Diluted FFO per common share	$1.29	$1.16
Dividends/distributions per common share/unit	$0.725	$0.675
Earnings payout ratio	185%	544%
Diluted FFO payout ratio	56%	57%
Diluted AFFO payout ratio	81%	80%

Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	33,983	27,143
Weighted average common units	8,773	8,954
Convertible preferred units	—	1,472
Convertible preferred shares	—	1,197
Additional dilutive options	—	45
Denominator for diluted FFO per share	42,756	38,811

Corporate Office Properties Trust

Summary Financial Data

(Unaudited)

(Dollars and shares in thousands)

	September 30, 2004	December 31, 2003
Balance Sheet Data (in thousands) (as of period end):
Investment in real estate, net of accumulated depreciation	$1,487,087	$1,189,258
Total assets	1,650,713	1,332,076
Mortgage and other loans payable	947,332	738,698
Total liabilities	1,029,369	801,899
Minority interests	100,423	79,796
Beneficiaries’ equity	520,921	450,381

Debt to Total Assets	57.4%	55.5%
Debt to Undepreciated Book Value of Real Estate Assets	56.2%	54.8%
Debt to Total Market Capitalization	41.5%	42.1%

Property Data, including joint ventures (as of period ended):
Number of properties owned	136	119
Total net rentable square feet owned (in thousands)	11,617	10,033
Occupancy	93.0%	91.2%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Reconciliation of FFO diluted, as reported, to FFO diluted excluding the effects of amortization of origination value of leases on acquired properties
Numerator for FFO diluted, as reported	$17,368	$16,725	$55,085	$45,082
Less: Amortization of origination value of leases on acquired properties	(224)	(347)	(806)	(1,465)
Numerator for FFO-diluted excluding effects of SFAS 141	$17,144	$16,378	$54,279	$43,617
Diluted weighted average common shares	44,142	40,418	42,756	38,811
Diluted FFO per common share excluding the effects of amortization of origination value of leases on acquired properties	$0.39	$0.41	$1.27	$1.12

	Three Months Ended September 30,
	2004	2003
Reconciliation of GAAP net income to earnings before interest, income taxes, depreciation and amortization (“EBITDA”)
Net income	$9,750	$8,582
Interest expense on continuing operations	10,839	10,436
Income tax benefit, gross	145	297
Depreciation and amortization on real estate operations	11,700	9,337
Amortization of deferred financing costs	577	773
Other depreciation and amortization	101	124
Minority interests, gross	1,601	1,763
EBITDA	$34,713	$31,312

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Reconciliation of dividends for Earnings Payout Ratio to dividends and distributions for FFO & AFFO Payout Ratio
Common share dividends for Earnings Payout Ratio	$9,235	$6,798	$24,291	$18,259
Convertible preferred share dividends	—	136	21	408
Common unit distributions	2,202	2,085	6,333	6,031
Convertible preferred unit distributions	—	—	—	1,049
Dividends and distributions for FFO & AFFO Payout Ratio	$11,437	$9,019	$30,645	$25,747

Reconciliation of same property net operating income to same property cash net operating income
Same property net operating income	$31,488	$30,773
Less: Straight-line rent adjustments	(2,137)	(1,061)
Less: Amortization of origination value of leases on acquired properties	(439)	(533)
Same property cash net operating income	$28,912	$29,179

Reconciliation of interest expense from continuing operations to the denominator for fixed charge coverage-EBITDA
Interest expense from continuing operations	$10,839	$10,436
Preferred share dividends	3,784	3,157
Preferred unit distributions	14	—
Denominator for fixed charge coverage-EBITDA	$14,637	$13,593

Reconciliation of denominator for debt to total assets to denominator for debt to undepreciated book value of real estate assets

	September 30, 2004	December 31, 2003
Denominator for debt to total assets	$1,650,713	$1,332,076
Assets other than assets included in investment in real estate	(163,626)	(142,818)
Accumulated depreciation on real estate assets	131,018	103,070
Intangible assets on real estate acquisitions, net	67,083	55,692
Denominator for debt to undepreciated book value of real estate assets	$1,685,188	$1,348,020

Corporate Office Properties Trust

Summary Financial Data

(Unaudited)

(Amounts in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Reconciliation of tenant improvements, capital improvements and leasing costs for operating properties to recurring capital improvements
Total tenant improvements on operating properties	$3,924	$2,355	$10,612	$6,282
Total capital improvements on operating properties	3,669	843	6,228	2,738
Total leasing costs incurred on operating properties	2,598	1,004	8,957	2,063
Less: Nonrecurring tenant improvements on operating properties	(1,454)	(470)	(3,221)	(1,088)
Less: Nonrecurring capital improvements on operating properties	(2,920)	(312)	(4,266)	(1,871)
Less: Nonrecurring leasing costs incurred on operating properties	(1,138)	(346)	(5,611)	(433)
Add: Recurring improvements on operating properties held through joint ventures	—	48	—	51
Recurring capital improvements	$4,679	$3,122	$12,699	$7,742

Reconciliation of numerators for diluted EPS and diluted FFO as reported to numerators for diluted EPS and diluted FFO excluding issuance costs associated with redeemed preferred shares

Numerator for diluted EPS, as reported	$4,153		$13,119
Add: Issuance costs associated with redeemed preferred shares	1,813		1,813
Numerator for diluted EPS, as adjusted	$5,966		$14,932

Numerator for diluted FFO, as reported	$17,368		$55,085
Add: Issuance costs associated with redeemed preferred shares	1,813		1,813
Numerator for diluted FFO, as adjusted	$19,181		$56,898

	Twelve Months Ending
	December 31, 2004		December 31, 2005
Reconciliation of projected EPS-diluted to projected diluted FFO per share
	Low	High	Low	High
Reconciliation of numerators
Numerator for projected EPS-diluted	$18,179	$18,779	$15,660	$18,460
Real estate related depreciation and amortization	51,291	51,291	66,846	66,846
Minority interests-common units (gross)	5,661	5,831	3,891	4,586
Numerator for projected diluted FFO per share	$75,131	$75,901	$86,397	$89,892

Reconciliation of denominators
Denominator for projected EPS-diluted	34,986	34,986	40,029	40,029
Common units	8,728	8,728	8,594	8,594
Denominator for projected diluted FFO per share	43,714	43,714	48,623	48,623

Earnings per share – diluted	$0.52	$0.54	$0.39	$0.46
Funds from operations per share–diluted	$1.72	$1.74	$1.78	$1.85

Top Twenty Office Tenants as of September 30, 2004

(Dollars and square feet in thousands)

Tenant		Number of Leases	Total Occupied Square Feet	Percentage of Total Occupied Square Feet	Total Annualized Rental Revenue (1)	Percentage of Total Annualized Rental Revenue	Weighted Average Remaining Lease Term (2)

United States of America	(3)	29	1,305,374	12.1%	$29,358	13.4%	5.1

Computer Sciences Corporation	(4)	6	513,866	4.8%	11,794	5.4%	6.0

Booz Allen Hamilton, Inc		9	454,752	4.2%	10,893	5.0%	8.0

AT&T Corporation	(4)	8	459,220	4.2%	9,558	4.4%	2.7

The Titan Corporation	(4)	7	245,345	2.3%	8,767	4.0%	8.6

General Dynamics Corporation		10	396,083	3.7%	7,926	3.6%	4.7

Unisys	(5)	3	741,284	6.9%	7,901	3.6%	4.8

Northrop Grumman Corporation		7	261,696	2.4%	5,864	2.7%	3.3

The Boeing Company	(4)	8	162,699	1.5%	4,082	1.9%	4.4

Wachovia Bank		2	173,944	1.6%	4,042	1.8%	14.3

Ciena Corporation		4	278,749	2.6%	3,968	1.8%	1.6

VeriSign, Inc		1	162,841	1.5%	3,893	1.8%	9.8

The Aerospace Corporation		2	134,272	1.2%	3,501	1.6%	11.1

Magellan Health Services		3	150,622	1.4%	2,903	1.3%	6.2

PricewaterhouseCoopers		1	97,638	0.9%	2,873	1.3%	1.4

Commonwealth of Pennsylvania	(4)	5	185,940	1.7%	2,769	1.3%	4.9

Johns Hopkins University	(4)	7	106,473	1.0%	2,414	1.1%	2.9

Merck & Co., Inc. (Unisys)	(5)	1	219,065	2.0%	2,372	1.1%	4.8

CareFirst, Inc. and Subsidiaries	(4)	3	94,223	0.9%	2,200	1.0%	3.3

Usinternetworking, Inc		1.	155,000	1.4%	1,935	0.9%	13.5

Subtotal Top 20 Office Tenants		117	6,299,086	58.3%	129,014	58.8%	5.8
All remaining tenants		485	4,509,368	41.7%	90,223	41.2%	3.6
Total/Weighted Average		602	10,808,454	100.0%	$219,238	100.0%	4.9

(1)                                  Total Annualized Rental Revenue is the monthly contractual base rent as of September 30, 2004 multiplied by 12 plus the estimated annualized expense reimbursements under existing office leases excluding development properties.

(2)                                  The weig hting of the lease term was computed using Total Rental Revenue.

(3)                                  Many of the government leases are subject to early termination provisions, which are customary to government leases.  The weighted average remaining lease term was computed assuming no exercise of such early termination rights.

(4)                                  Includes affiliated organizations or agencies.

(5)                                  Merck & Co., Inc. subleases 219,065 rentable square feet from Unisys’ 960,349 leased rentable square feet.